Dropbox Announces Fourth Quarter and Fiscal 2022 Results

Fourth Quarter Revenue of $598.8 Million, up 5.9% year-over-year; on a constant currency basis, up 9.2% year-over-year
Net Cash Provided by Operating Activities of $194.6 Million and Free Cash Flow of $181.7 Million

Fiscal 2022 Revenue of $2.325 Billion, up 7.7% year-over-year; on a constant currency basis, up 9.4% year-over-year
Net Cash Provided by Operating Activities of $797.3 Million and Free Cash Flow of $763.5 Million

SAN FRANCISCO, Calif. - February 16, 2023 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

"2022 was a solid year for Dropbox amidst a challenging macroeconomic environment,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. "We increased our profitability and free cash flow and continued to use M&A as an engine for growth, welcoming FormSwift to Dropbox. Looking ahead to 2023, we remain focused on executing against our strategic objectives, improving our operational efficiency, and continuing to leverage advancements in AI and ML into our product roadmap as we work towards our mission of designing a more enlightened way of working."

Fourth Quarter Fiscal 2022 Results

•Total revenue was $598.8 million, an increase of 5.9% from the same period last year. On a constant currency basis, year-over-year growth would have been 9.2%.(1)

•Total ARR ended at $2.514 billion, an increase of $82.8 million quarter-over-quarter and an increase of 11.2% year-over-year. On a constant currency basis, year-over-year growth would have been 11.8%.(2)

•Paying users ended at 17.77 million, as compared to 16.79 million for the same period last year. Average revenue per paying user was $134.53, as compared to $134.78 for the same period last year.

•GAAP gross margin was 80.7%, as compared to 79.5% in the same period last year. Non-GAAP gross margin was 82.0%, as compared to 80.9% in the same period last year.

•GAAP operating margin was (13.4%), as compared to 12.4% in the same period last year. In the fourth quarter of 2022, the Company recorded impairment charges related to real estate assets of $162.5 million as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted its subleasing strategy in conjunction with its shift to Virtual First. In the fourth quarter of 2021, the Company recorded impairment charges related to real estate assets of $14.0 million. Non-GAAP operating margin was 29.9%, as compared to 29.7% in the same period last year.

•GAAP net income was $328.3 million, as compared to $124.6 million in the same period last year due to a one-time income tax benefit from the release of a valuation allowance of $420.2 million on the Company's U.S. federal and certain state deferred tax assets in the fourth quarter of 2022, offset by the aforementioned impairment charge. In the fourth quarter of 2021, the Company released a valuation allowance of $38.1 million, resulting in a one-time income tax benefit on the Company's Irish deferred tax assets. Non-GAAP net income was $141.2 million, as compared to $159.9 million in the same period last year.

•Net cash provided by operating activities was $194.6 million, as compared to $162.7 million in the same period last year. Free cash flow was $181.7 million, as compared to $161.4 million in the same period last year. For the fourth quarter of 2022, payments were made in the amount of $34.7 million related to deal consideration holdbacks pertaining to acquisitions, including $32.7 million of holdbacks paid to escrow related to two acquisitions completed within the quarter, including FormSwift.

•GAAP diluted net income per share attributable to common stockholders was $0.93, as compared to $0.32 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.40, as compared to $0.41 in the same period last year.(3)

•Cash, cash equivalents and short-term investments ended at $1.343 billion.

Full Year Fiscal 2022 Results

•Total revenue was $2.325 billion, an increase of 7.7% year over year. On a constant currency basis, year-over-year growth would have been 9.4%.(1)

•Average revenue per paying user was $134.51, as compared to $133.73 in the prior year.

•GAAP gross margin was 80.9%, as compared to 79.4% in the prior year. Non-GAAP gross margin was 82.3%, as compared to 80.8% in the prior year.

•GAAP operating margin was 7.8%, as compared to 12.7% in the prior year. During the fiscal year of 2022, the Company recorded impairment charges related to real estate assets of $175.2 million as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted its subleasing strategy in conjunction with its shift to Virtual First, as well as an increase in common area fees for its San Francisco headquarters. During the fiscal year of 2021, the Company recorded impairment charges related to real estate assets of $31.3 million. Non-GAAP operating margin was 30.9%, as compared to 30.0% in the prior year.

•GAAP net income was $553.2 million, as compared to $335.8 million in the prior year due to a one-time income tax benefit from the release of a valuation allowance of $420.2 million on the Company's U.S. federal and certain state deferred tax assets in the fourth quarter of 2022, offset by the aforementioned impairment charge. In the fourth quarter of 2021, the Company released a valuation allowance of $38.1 million, resulting in a one-time income tax benefit on the Company's Irish deferred tax assets. Non-GAAP net income was $573.9 million, as compared to $609.3 million in the prior year.

•Net cash provided by operating activities was $797.3 million as compared to $729.8 million in the prior year. Free cash flow was $763.5 million as compared to $707.7 million in the prior year. For the fiscal year of 2022, payments were made in the amount of $49.0 million related to deal consideration holdbacks pertaining to acquisitions, including $32.7 million of holdbacks paid to escrow related to two acquisitions completed in the fourth quarter of 2022, including FormSwift.

•GAAP diluted net income per share attributable to common stockholders was $1.52, as compared to $0.85 in the prior year. Non-GAAP diluted net income per share attributable to common stockholders was $1.58, as compared to $1.54 in the prior year.(4)

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period rate to prior period results.

(3) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 354.0 million and 386.5 million diluted weighted-average shares of common stock for the three months ended December 31, 2022 and 2021, respectively.

(4) Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 363.3 million and 395.8 million diluted weighted-average shares of common stock for the fiscal year ended December 31, 2022 and 2021, respectively.

FormSwift Acquisition

Dropbox completed the acquisition of FormSwift, a cloud-based service that gives individuals and businesses a simple solution to create, complete, edit and save critical business forms and agreements, on December 15, 2022 for approximately $95 million, consisting primarily of cash payments, subject to customary purchase price adjustments. Of the approximately $95 million of consideration, $25.7 million is subject to ongoing employee service. The combination of Dropbox, Dropbox Sign, DocSend and FormSwift will help customers across industries manage end-to-end document workflows—from closing deals to onboarding teams—giving them more control over their business results.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its fourth quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

Other Upcoming Events

•Tim Regan, Chief Financial Officer, will be presenting at the JMP Securities Technology Conference on Monday, March 6th.

During these events, a live webcast will be accessible from the Dropbox investor relations website at http://investors.dropbox.com. Following the event, a replay will be made available at the same location.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work trends, related market opportunities and our ability to capitalize on those opportunities. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability for any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our transition to a Virtual First model with an increasingly distributed workforce; (xvii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xviii) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-Q for the quarter ended September 30, 2022. Additional information will be made available in our annual report on Form 10-K for the year ended December 31, 2022 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$598.8	$565.5	$2,324.9	$2,157.9
Cost of revenue(1)	115.8	115.8	444.2	444.2
Gross profit	483.0	449.7	1,880.7	1,713.7
Operating expenses(1):
Research and development	238.5	201.9	891.9	755.9
Sales and marketing	105.1	108.3	409.4	427.5
General and administrative	57.3	55.3	222.9	224.6
Impairment related to real estate assets(2)	162.5	14.0	175.2	31.3
Total operating expenses	563.4	379.5	1,699.4	1,439.3
Income (loss) from operations	(80.4)	70.2	181.3	274.4
Interest income (expense), net	3.5	(1.4)	3.3	(5.2)
Other income (expense), net	(1.5)	17.0	8.1	30.1
Income (loss) before income taxes	(78.4)	85.8	192.7	299.3
Benefit from income taxes(3)	406.7	38.8	360.5	36.5
Net income	$328.3	$124.6	$553.2	$335.8
Basic net income per share	$0.93	$0.33	$1.53	$0.87
Diluted net income per share	$0.93	$0.32	$1.52	$0.85
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	352.1	380.1	361.2	388.0
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	354.0	386.5	363.3	395.8

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$5.9	$5.9	$24.7	$23.2
Research and development	62.7	48.4	232.3	190.1
Sales and marketing	6.0	6.0	22.4	25.0
General and administrative	12.7	12.2	51.3	48.8

(2) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

(3) Fourth quarter and full-year 2022 benefit from income taxes include a $420.2 million one-time income tax benefit from the release of a valuation allowance on the Company's U.S. federal and certain state deferred tax assets. Fourth quarter and full-year 2021 benefit from income taxes include a $38.1 million one-time income tax benefit from the release of a valuation allowance on the Company's Irish deferred tax assets.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$232.8	$533.0
Short-term investments	1,110.6	1,185.1
Trade and other receivables, net	53.8	49.6
Prepaid expenses and other current assets	92.6	82.1
Total current assets	1,489.8	1,849.8
Property and equipment, net	308.4	322.0
Operating lease right-of-use asset	260.6	413.9
Intangible assets, net	88.3	53.6
Goodwill	403.3	356.6
Deferred tax assets	498.7	41.2
Other assets	61.0	54.2
Total assets	$3,110.1	$3,091.3
Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable	$38.6	$25.7
Accrued and other current liabilities	139.9	140.8
Accrued compensation and benefits	131.7	139.1
Operating lease liability	68.9	78.3
Finance lease obligation	114.8	120.4
Deferred revenue	702.6	671.5
Total current liabilities	1,196.5	1,175.8
Operating lease liability, non-current	585.2	632.0
Finance lease obligation, non-current	151.7	167.7
Convertible senior notes, net, non-current	1,374.0	1,370.3
Other non-current liabilities	112.1	39.4
Total liabilities	3,419.5	3,385.2
Stockholders' deficit:
Additional paid-in-capital	2,511.6	2,448.1
Accumulated deficit	(2,772.1)	(2,739.4)
Accumulated other comprehensive loss	(48.9)	(2.6)
Total stockholders' deficit	(309.4)	(293.9)
Total liabilities and stockholders' deficit	$3,110.1	$3,091.3

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$328.3	$124.6	$553.2	$335.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.6	41.1	157.1	151.4
Stock-based compensation	87.3	72.5	330.7	287.1
Impairment related to real estate assets	162.5	14.0	175.2	31.3
Amortization of debt issuance costs	1.1	1.0	4.2	3.8
Net gains on equity investments	—	—	(5.0)	—
Amortization of deferred commissions	10.6	8.7	39.5	32.3
Net gains on lease termination	—	(13.6)	—	(13.6)
Non-cash operating lease expense	14.8	11.6	39.4	60.3
Deferred taxes	(414.8)	(37.4)	(396.3)	(37.5)
Other	(8.3)	1.1	(0.8)	(4.4)
Changes in operating assets and liabilities:
Trade and other receivables, net	(2.9)	(8.8)	(5.5)	(6.2)
Prepaid expenses and other current assets	(26.4)	(10.6)	(50.0)	(58.4)
Other assets	(12.8)	10.2	14.7	27.7
Accounts payable	2.7	2.9	13.0	7.6
Accrued and other current liabilities	2.3	(34.6)	4.7	(28.6)
Accrued compensation and benefits	29.1	30.3	(6.8)	23.5
Deferred revenue	(0.5)	3.2	25.6	59.8
Other non-current liabilities	(4.7)	(0.8)	(17.9)	(13.1)
Operating lease liabilities	(13.8)	(23.0)	(86.4)	(102.1)
Tenant improvement allowance reimbursement	0.5	2.3	8.7	5.1
Cash paid for lease termination	—	(32.0)	—	(32.0)
Net cash provided by operating activities	194.6	162.7	797.3	729.8
Cash flows from investing activities
Capital expenditures	(12.9)	(1.3)	(33.8)	(22.1)
Purchase of intangible assets	—	—	(1.1)	(6.8)
Business combinations, net of cash acquired	(75.4)	(14.7)	(75.4)	(140.0)
Purchases of short-term investments	(131.3)	(77.8)	(571.2)	(1,138.4)
Proceeds from sales of short-term investments	59.5	23.3	213.7	293.6
Proceeds from maturities of short-term investments	49.3	100.8	389.1	448.7
Proceeds from sales of equity investments	—	—	10.6	—
Other	5.7	5.0	19.6	40.2
Net cash provided by (used in) investing activities	(105.1)	35.3	(48.5)	(524.8)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes	—	—	—	1,389.1
Purchase of convertible note hedge in connection with issuance of convertible senior notes	—	—	—	(265.3)
Proceeds from sale of warrants in connection with issuance of convertible senior notes	—	—	—	202.9
Payments of debt issuance costs	—	—	—	(23.7)
Payments for taxes related to net share settlement of restricted stock units and awards	(28.4)	(26.6)	(119.4)	(124.8)
Proceeds from issuance of common stock, net of taxes withheld	0.1	0.3	0.5	6.9
Principal payments on finance lease obligations	(31.5)	(31.2)	(127.5)	(110.4)
Common stock repurchases	(174.3)	(294.8)	(795.4)	(1,058.5)
Net cash provided by (used in) financing activities	(234.1)	(352.3)	(1,041.8)	16.2
Effect of exchange rate changes on cash and cash equivalents	5.4	(1.6)	(7.2)	(3.1)
Change in cash and cash equivalents	(139.2)	(155.9)	(300.2)	218.1
Cash and cash equivalents - beginning of period	372.0	688.9	533.0	314.9
Cash and cash equivalents - end of period	$232.8	$533.0	$232.8	$533.0

Supplemental cash flow data:
Property and equipment acquired under finance leases	$53.4	$16.2	$105.8	$127.3

Dropbox, Inc.
Three Months Ended December 31, 2022
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$115.8	$(5.9)	$—	$(2.4)	$—	$107.5
Cost of revenue margin	19.3%	(1.0%)	—%	(0.4%)	—%	18.0%
Gross profit	483.0	5.9	—	2.4	—	491.3
Gross margin	80.7%	1.0%	—%	0.4%	—%	82.0%
Research and development	238.5	(62.7)	(2.2)	—	—	173.6
Research and development margin	39.8%	(10.6%)	(0.4%)	—%	—%	29.0%
Sales and marketing	105.1	(6.0)	(1.7)	(1.6)	—	95.8
Sales and marketing margin	17.6%	(1.0%)	(0.3%)	(0.3%)	—%	16.0%
General and administrative	57.3	(12.7)	(1.8)	—	—	42.8
General and administrative margin	9.6%	(2.1%)	(0.3%)	—%	—%	7.1%
Impairment related to real estate assets	162.5	—	—	—	(162.5)	—
Impairment related to real estate assets margin	27.1%	—%	—%	—%	(27.1%)	—%
Income from operations	$(80.4)	$87.3	$5.7	$4.0	$162.5	$179.1
Operating margin	(13.4%)	14.4%	1.0%	0.7%	27.1%	29.9%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

Dropbox, Inc.
Three Months Ended December 31, 2021
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$115.8	$(5.9)	$—	$(1.8)	$—	$108.1
Cost of revenue margin	20.5%	(1.0%)	—%	(0.3%)	—%	19.1%
Gross profit	449.7	5.9	—	1.8	—	457.4
Gross margin	79.5%	1.0%	—%	0.3%	—%	80.9%
Research and development	201.9	(48.4)	(5.3)	—	—	148.2
Research and development margin	35.7%	(8.6%)	(0.9%)	—%	—%	26.2%
Sales and marketing	108.3	(6.0)	(1.7)	(1.9)	—	98.7
Sales and marketing margin	19.2%	(1.1%)	(0.3)%	(0.3%)	—%	17.5%
General and administrative	55.3	(12.2)	(0.6)	—	—	42.5
General and administrative margin	9.8%	(2.2%)	(0.1%)	—%	—%	7.5%
Impairment related to real estate assets	14.0	—	—	—	(14.0)	—
Impairment related to real estate assets margin	2.5%	—%	—%	—%	(2.5%)	—%
Income from operations	$70.2	$72.5	$7.6	$3.7	$14.0	$168.0
Operating margin	12.4%	12.8%	1.3%	0.7%	2.5%	29.7%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

Dropbox, Inc.
Twelve Months Ended December 31, 2022
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Non-GAAP
Cost of revenue	$444.2	$(24.7)	$—	$(8.3)	$—	$411.2
Cost of revenue margin	19.1%	(1.1%)	—%	(0.4%)	—%	17.7%
Gross profit	1,880.7	24.7	—	8.3	—	1,913.7
Gross margin	80.9%	1.1%	—%	0.4%	—%	82.3%
Research and development	891.9	(232.3)	(8.2)	—	—	651.4
Research and development margin	38.4%	(10.0%)	(0.4%)	—%	—%	28.0%
Sales and marketing	409.4	(22.4)	(6.8)	(5.5)	—	374.7
Sales and marketing margin	17.6%	(1.0%)	(0.3%)	(0.2%)	—%	16.1%
General and administrative	222.9	(51.3)	(3.0)	—	—	168.6
General and administrative margin	9.6%	(2.2%)	(0.1%)	—%	—%	7.3%
Impairment related to real estate assets	175.2	—	—	—	(175.2)	—
Impairment related to real estate assets margin	7.5%	—%	—%	—%	(7.5%)	—%
Income from operations	$181.3	$330.7	$18.0	$13.8	$175.2	$719.0
Operating margin	7.8%	14.2%	0.8%	0.6%	7.5%	30.9%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

Dropbox, Inc.
Twelve Months Ended December 31, 2021
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Impairment related to real estate assets(1)	Workforce reduction expense(2)	Non-GAAP
Cost of revenue	$444.2	$(23.2)	$—	$(6.0)	$—	$(1.7)	$413.3
Cost of revenue margin	20.6%	(1.1%)	—%	(0.3%)	—%	(0.1%)	19.2%
Gross profit	1,713.7	23.2	—	6.0	—	1.7	1,744.6
Gross margin	79.4%	1.1%	—%	0.3%	—%	0.1%	80.8%
Research and development	755.9	(190.1)	(19.7)	—	—	(3.2)	542.9
Research and development margin	35.0%	(8.8%)	(0.9%)	—%	—%	(0.1%)	25.2%
Sales and marketing	427.5	(25.0)	(5.3)	(7.1)	—	(6.9)	383.2
Sales and marketing margin	19.8%	(1.2%)	(0.2%)	(0.3%)	—%	(0.3%)	17.8%
General and administrative	224.6	(48.8)	(1.8)	—	—	(2.5)	171.5
General and administrative margin	10.4%	(2.3%)	(0.1%)	—%	—%	(0.1%)	7.9%
Impairment related to real estate assets	31.3	—	—	—	(31.3)	—	—
Impairment related to real estate assets margin	1.5%	—%	—%	—%	(1.5%)	—%	—%
Income from operations	$274.4	$287.1	$26.8	$13.1	$31.3	$14.3	$647.0
Operating margin	12.7%	13.3%	1.2%	0.6%	1.5%	0.7%	30.0%

(1) Includes impairment charges related to real estate assets as a result of adverse changes in the corporate real estate market in the San Francisco Bay area, which has impacted the Company's subleasing strategy in conjunction with its shift to Virtual First.

(2) Includes payments made related to workforce reduction such as severance, benefits, and other related items.

Dropbox, Inc.
Three and Twelve Months Ended December 31, 2022 and 2021
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP net income	$328.3	$124.6	$553.2	$335.8
Stock-based compensation	87.3	72.5	330.7	287.1
Acquisition-related and other expenses	5.7	7.6	18.0	26.8
Amortization of acquired intangible assets	4.0	3.7	13.8	13.1
Impairment related to real estate assets	162.5	14.0	175.2	31.3
Workforce reduction expense	—	—	—	14.3
Net gains on equity investments	—	—	(5.0)	—
Net gains on lease termination	—	(13.6)	—	(13.6)
Income tax effects of non-GAAP adjustments	(26.4)	(10.8)	(91.8)	(47.4)
Income tax benefit from the release of a valuation allowance on deferred tax assets	(420.2)	(38.1)	(420.2)	(38.1)
Non-GAAP net income	$141.2	$159.9	$573.9	$609.3
Non-GAAP diluted net income per share	$0.40	$0.41	$1.58	$1.54
Weighted-average shares used to compute Non-GAAP diluted net income per share	354.0	386.5	363.3	395.8

Dropbox, Inc.
Three and Twelve Months Ended December 31, 2022 and 2021
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Free cash flow reconciliation:
Net cash provided by operating activities	$194.6	$162.7	$797.3	$729.8
Less:
Capital expenditures	(12.9)	(1.3)	(33.8)	(22.1)
Free cash flow	$181.7	$161.4	$763.5	$707.7
Free cash flow margin	30.3%	28.5%	32.8%	32.8%
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$34.7	$4.1	$49.0	$16.2
Payments related to workforce reduction(2)	$—	$0.2	$—	$14.3
Cash paid for lease termination(3)	$—	$32.0	$—	$32.0

(1) For the year ended December 31, 2022, payments were made in the amount of $49.0 million for the 2022 installments of deal consideration employee holdbacks pertaining to acquisitions, including $32.7 million of holdbacks paid to escrow related to two acquisitions completed in the fourth quarter of 2022, including FormSwift. The related expenses are recognized within research and development and sales and marketing expenses over the required service period.

(2) Includes payments made related to workforce reduction such as severance, benefits, and other related items.

(3) Cash paid for lease termination related to a one-time payment for a lease buyout during the fourth quarter of 2021.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF") and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, impairment charges related to real estate assets, expenses related to our reduction in force, net gains on equity investments and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. In order to present revenue on a constant currency basis for the quarter ended December 31, 2022, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. FCF is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF are that FCF does not reflect our future contractual commitments, excludes investments made to acquire assets under finance leases, includes capital expenditures, and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to reduction in workforce and key employee holdback payments related to our various acquisitions. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Kern Kapoor
ir@dropbox.com
or
Media:
Alissa Stewart
press@dropbox.com